Filed Pursuant to Rule 424(b)(5)

Registration No. 333- 281416

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 30, 2024)

WIM Hologram Cloud Inc.

$40,000,000 Principal Amount of Unsecured Convertible Promissory Notes Due 2026

And

Class B Ordinary Shares Underlying Unsecured Promissory Notes

This prospectus supplement relates to the issuance and sale of (i) up to $40,000,000 aggregate principal amount of Unsecured Convertible Promissory Notes (the “Notes”) to certain investors (the “Investors”) convertible into our Class B ordinary shares, and (ii) Class B ordinary shares issuable upon conversion of the Notes.

On May 20, 2025, WIMI entered into Convertible Note Purchase Agreements (“CNPA”) with certain investors (the “Investors”), relating to its issuance of an aggregate of up to $40,000,000 (the “Principal Amount”) Convertible Promissory Notes due after 360 days of issuance (the “Convertible Notes”) and its Class B ordinary shares that are issuable upon conversion of the Convertible Note. On May 23, 2025, the Company issued in the aggregate $10,000,000 of Notes to the Investors in an initial closing.

WIMI Class B ordinary shares are listed on the Nasdaq Global Market under the symbol “WIMI.” On February 21, 2025, the closing price of the WIMI Class B ordinary shares was $12.70 per share and the aggregate market value of WIMI’s total outstanding Class B ordinary shares held by non-affiliates was approximately $102,299,643 based on 8,055,090 outstanding Class B ordinary shares held by non-affiliates. We are therefore currently not subject to the limitations under General Instruction I.B.5 of Form F-3 until the filing date of Form 20-F for the fiscal year ended December 31, 2025.

The Company conducts its business operations in China primarily through its PRC subsidiaries and its consolidated variable interest entity (“VIE”). The Company owns and exerts control over its PRC subsidiaries through direct equity ownership and over its VIE through contractual arrangements. Investors should be aware that investing in the Cayman holding company’s Class B ordinary shares is not the same as purchasing equity interest in the Company’s Chinese operating entities or its VIE. Instead, investors are purchasing equity interest in a Cayman Islands holding company whose revenues are derived from the operations conducted primarily by its PRC subsidiaries and its consolidated VIE. As of December 31, 2024, WiMi’s organizational structure is detailed in its Annual Report on Form 20-F for the year ended December 31, 2024, incorporated by reference herein. See “Item 4. Information on the Company — C. Organizational Structure” in WIMI’s Annual Report on Form 20-F for the year ended December 31, 2024, incorporated by reference herein. A corporate structure diagram is included in the base prospectus

The Company is a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no operations of its own, WIMI conducts operations through operating entities and its VIE in China, and this structure involves unique risks to investors. While a portion of the Company’s business is conducted through a VIE structure, investors in WIMI’s securities are not purchasing equity interests in its subsidiaries or VIE but instead are purchasing equity interests in the Cayman Islands holding company. Therefore, investors will not directly hold any equity interests in WIMI’s operating companies, regardless of whether they are PRC subsidiaries or the VIE. The Chinese regulatory authorities could disallow WIMI’s corporate structure, specifically with respect to the VIE, which would likely result in a material change in WIMI’s operations and/or a material change in the value of WIMI’s securities, including that it could cause the value of such securities to significantly decline or become worthless. WIMI monitors legal and regulatory developments closely and maintains contingency plans, including alternative corporate structures or operational adjustments, to mitigate potential impacts should the VIE structure be challenged. For risks facing our Company and this offering as a result of our organizational structure, see “Item 3. Key Information — 3.D. Risk Factors —Risks Related to Our Corporate Structure — We are a Cayman Islands holding company with no equity ownership in our VIEs. We conduct our operations in China through our PRC subsidiaries and our VIEs with which we have maintained contractual arrangements and their subsidiaries in China. Investors thus are not purchasing the right to convert shares into direct equity interest in our operating entities in China but instead are purchasing the right to convert shares into equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, our VIEs, and investors of our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our Company as a whole.” in our annual report on Form 20-F for the fiscal year ended December 31, 2024.

WIMI is subject to certain legal and operational risks and uncertainties associated with being based in China as a result of uncertainties associated with the complex and evolving PRC laws and regulations under which we operate. These risks may result in material changes in the operations of the PRC subsidiaries and VIE, significant depreciation of the value of our Class B ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. See “Item 3. Key Information — 3.D. Risk Factors —Risks Related to Doing Business in China— We may be materially and adversely affected by the complexity, uncertainties and changes in PRC regulation of the Internet industry and companies” and “— Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class B ordinary shares.” in our annual report on Form 20-F for the fiscal year ended December 31, 2024.

The Holding Foreign Companies Accountable Act

WIMI’s Class B ordinary shares may be prohibited from trading on U.S. national securities exchanges or in the over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) determines that it is unable to inspect its independent registered public accounting firm for two consecutive years. The Accelerating HFCA Act, enacted in December 2022, shortened this period from the original three years.

Onestop Assurance PAC (“Onestop”) audited WIMI’s consolidated financial statements included in WIMI’s annual reports on Form 20-F for the fiscal years ended December 31, 2023, and December 31, 2024. Onestop is an independent registered public accounting firm, registered with the PCAOB, subject to its regular inspections, and is headquartered in Singapore.

The PCAOB has historically faced challenges in obtaining complete access to inspect and investigate audit firms located in mainland China and Hong Kong. However, in December 2022, the PCAOB announced it had secured such access and vacated its prior determinations to the contrary. The PCAOB continues to conduct inspections and make annual determinations regarding its access.

As WIMI’s auditor, Onestop, is headquartered in Singapore, a jurisdiction where the PCAOB currently has unimpeded inspection access, and Onestop is not on any list of audit firms that the PCAOB is unable to inspect, as a result, WIMI does not currently expect to be designated as a “Commission-Identified Issuer” by the U.S. Securities and Exchange Commission under the HFCA Act.

Nevertheless, there is no guarantee that the PCAOB will continue to have unrestricted access to inspect audit firms in all necessary jurisdictions. If, in the future, the PCAOB is unable to inspect our then-current independent registered public accounting firm completely for two consecutive years, WIMI’s Class B ordinary shares could be subject to a trading prohibition on U.S. markets. Such a prohibition, or the threat thereof, could materially and adversely affect the value of your investment and would deprive investors of the benefits of PCAOB oversight.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated May 23, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated December 30, 2024, included in the registration statement on Form F-3 (Registration No. 333-281416), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific terms of this offering of our convertible notes and underlying Class B ordinary shares and other matters relating to us and our financial condition. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

-	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

-	“China” and “PRC” refers to the People’s Republic of China

-	“ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares, each with par value of US$0.002 per share;

-	“RMB” and “Renminbi” refers to the legal currency of China;

-	“HKD” are to the legal currency of Hong Kong;

-	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

-	“SAFE” are to the State Administration for Foreign Exchange;

-	“SEC” are to the Securities and Exchange Commission;

-	“US$” and “U.S. dollars” refers to the legal currency of the United States of America;

“we,” “us,” our company,” “our,” and “our group” refers to WiMi Hologram Cloud Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries and its consolidated variable interest entity, as the context requires.

This prospectus supplement contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us. The information in such sources may not be consistent with other information compiled in or outside of China.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in “Prospectus Supplement Summary,” “Use of Proceeds,” or “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference including our 2024 Annual Report, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward- looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our estimates regarding revenues, cash flows, capital requirements and our need for additional financing;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. In addition to this, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made; and, except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should refer to “Supplemental Risk Factors” in this prospectus supplement, the accompanying prospectus and Item 3. Key Information — 3.D. Risk Factors to our 2024 Annual Report incorporated by reference, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, such information is inherently imprecise.

THE OFFERING

Issuer:	WiMi Hologram Cloud Inc.

Securities offered by us	Aggregate principal amount of up to $40,000,000 of convertible notes due after 360 days of issuance. On the initial closing date of May 23, 2025, the Company issued in the aggregate amount of $10,000,000 of convertible notes to the Investors. This prospectus supplement also relates to the offering of Class B ordinary shares issuable from time to time upon conversion under the Note.

Conversion Right	Investors may elect to convert all or a portion of their outstanding balance under each Note into Class B ordinary shares as follows: (A) lowest market closing price of the Company’s Class B ordinary shares in the 90 trading days preceding the date of the conversion request, (B) multiplied by 70%. Conversion is subject to 9.99% ownership maximum pursuant to each CNPA. Conversion rate is proportionally adjusted in the event of a share split, share dividend, recapitalization, or similar transaction.

Discount	The notes will be sold to the Investors at a price equal to 92% of their principal amount.

Interest, Default Interest	0%; 10% in the event of default

Transfer agent and registrar:	Transhare Corporation

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Class B ordinary shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and in the Company’s 2024 Annual Report incorporated by reference into this prospectus supplement.

NASDAQ Global Market Symbol:	WIMI

PROSPECTUS SUPPLEMENT SUMMARY

Investors in our securities are not purchasing an equity interest in our operating entities but instead are purchasing an equity interest in a Cayman Islands holding company.

This summary highlights certain information about us, this offering and other selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read “Supplemental Risk Factors” beginning on page S-14 of this prospectus supplement, “Item 3. Key Information — 3.D. Risk Factors” in our 2024 Annual Report, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, for more information about important risks that you should consider before making a decision to invest in our securities.

Company Overview

WiMi Hologram Cloud Inc. is a holographic cloud comprehensive technical solution provider that focuses on professional areas including holographic AR automotive HUD software, 3D holographic pulse LiDAR, head-mounted light field holographic equipment, holographic semiconductor, holographic cloud mobile vision software development, holographic cloud advertising software development, holographic cloud mobile vision technical solutions, and holographic cloud advertising technical solutions.

Corporate History and Structure

WiMi Hologram Cloud Inc. (“WiMi” or the “Company”) is a Cayman Islands exempted company. We commenced our commercial operations in May 2015 through Beijing WiMi Hologram Cloud Software Co., Ltd., or Beijing WiMi. We incorporated WiMi Cayman under the laws of the Cayman Islands as our offshore holding company in August 2018 to facilitate offshore financing. In September 2018, we established WiMi Hologram Cloud Limited, or WiMi HK, our wholly-owned Hong Kong subsidiary, and WiMi HK established a wholly-owned PRC subsidiary, Beijing Hologram WiMi Cloud Internet Technology Co., Ltd., or Hologram WiMi. Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in internet and other related business, Hologram WiMi entered into a series of contractual arrangements with Beijing WiMi. We depend on these contractual arrangements with Beijing WiMi, our VIE, in which we have no ownership interests, and its shareholders to conduct most aspects of our operations. We have relied and expect to continue to rely on these contractual arrangements to conduct our business in China. Our corporate structure is illustrated in the diagram in Item 4.C. Organizational Structure of our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein.

Cash and Asset Flows through Our Organization

WiMi is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries and VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, WIMI’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WIMI. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources Holding Company Structure” of our 2024 Annual Report.

The VIEs may transfer cash to the relevant WFOE by paying service fees according to the exclusive business cooperation agreement or exclusive technology development, consultancy and services agreements.

Under PRC laws and regulations, our PRC subsidiaries and the VIEs and their subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or the SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of the VIEs in which we have no legal ownership. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information - Risks Relating to Doing Business in China - We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could materially and adversely affect our ability to conduct our business or financial condition” of our 2024 Annual Report.

Under PRC laws, WIMI may fund its PRC subsidiaries only through capital contributions or loans, and fund the VIEs or their subsidiaries only through loans, subject to satisfaction of applicable government registration and approval requirements.

WIMI has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information A. Consolidated Statements and Other Financial Information Dividend Policy.” For PRC and United States federal income tax considerations of an investment in our shares, see “Item 10. Additional Information E. Taxation” of our 2024 Annual Report.

We are permitted under PRC laws and regulations as an offshore holding company to provide fundings to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the record-filing and registration with government authorities and limit on the amount of loans. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to the wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. If we provide fundings to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and our registered capital. Such loans must also be registered with SAFE (as defined herein) or their local branches. For more detailed information and risks associated with a transfer of funds by the Company to our PRC subsidiaries in the form of a loan or capital injection, please refer to our Annual Report on 20-F in the section ”Risk Factors Relating to Doing Business in China PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

Intercompany Cash Flows, Transfers, and Dividend Policy

WIMI has not declared or paid any cash dividends to its shareholders, nor have its PRC subsidiaries made dividend payments to the holding company, as earnings are typically retained for business operations and expansion. Cash can be transferred from the Company’s VIE, Beijing WiMi, to its Wholly Foreign-Owned Enterprise (WFOE) as service fees under existing contractual arrangements; as of December 31, 2024, Beijing WiMi had an intercompany payable (which primarily represents accrued service fees to the WFOE) of approximately RMB 370.2 million. Regarding other related party transactions, the Company has engaged in loan arrangements with Shanghai Junei Internet Co. (an entity under common control of the Company’s Chairman); as of December 31, 2024, the outstanding loan balance due to Shanghai Junei Internet Co. was RMB 22.6 million. During the year ended December 31, 2024, the Company made repayments of RMB 13.4 million on this loan and received proceeds from related party loans amounting to RMB 4.3 million. Transfers of funds from the holding company to its PRC entities for capital contributions or loans are subject to PRC registration and approval requirements.

PRC Regulatory Approvals and Filing Requirements

As of the date of this prospectus supplement, WIMI believes its PRC subsidiaries and its consolidated variable interest entity (VIE), Beijing WiMi, have obtained the material licenses and permits from PRC government authorities necessary for their current business operations. In connection with previous issuances of securities by WIMI, the Company, its PRC subsidiaries, and its VIE were not required to obtain pre-approval permissions from the CSRC, nor required to undergo a cybersecurity review by the CAC for those offerings, and the Company has not been denied any such permissions. The Company also believes its current operations involving data processing are not subject to CAC cybersecurity review based on its data processing activities, as its services are primarily offered to business customers and the Company does not possess a threshold amount of personal information of a nature that would trigger such review. The PRC regulatory landscape is continually evolving, and while the Company strives for full compliance, any future changes could require the Company to obtain additional permissions or approvals, which cannot be guaranteed.

Recent Developments

●	Termination of American Depositary Share Program

As of the close of business on April 2, 2025, the Company’s American Depositary Shares (ADSs) were automatically cancelled. In connection with this cancellation, each holder of an ADS was entitled to receive two (2) Class B ordinary shares of the Company per ADS held. Beginning on April 3, 2025, the Company’s Class B ordinary shares commenced trading on the Nasdaq Global Market under the symbol “WIMI,” while the ADSs ceased to exist.

●	Reverse Share Split

Effective from April 14, 2025, the Company conducted a 20-to-1 share consolidation (reverse stock split). This consolidated every twenty (20) issued and unissued ordinary shares of a par value of US$0.0001 each into one (1) ordinary share of a par value of US$0.002. All share and per share data in this prospectus supplement have been retrospectively adjusted to reflect this share consolidation for all periods presented.

●	Share Capital Increase

On March 25, 2025, the shareholders of the Company approved an increase in the Company’s authorized share capital following the share consolidation. The authorized share capital was increased to US$1,500,000 divided into 750,000,000 shares, comprising 37,500,000 Class A ordinary shares of a par value of US$0.002 each, 412,500,000 Class B ordinary shares of a par value of US$0.002 each, and 300,000,000 shares with a par value of US$0.002 each of such class or classes as the board of directors may determine.

Corporate Information

Our corporate headquarters is located at Room#1508, 4th Building, Zhubang 2000 Business Center, No. 97, Balizhuang Xili, Chaoyang District, Beijing, The People’s Republic of China, 100020N. Our telephone number at this address is +86-10-5338-4913. Our registered office in the Cayman Islands is located at the office of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information contained on our website is not a part of this prospectus.

Risk Factors

The company faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in the PRC. Most of the company’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

In addition, the PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See for example “Item 3 Key Information — D. Risk Factors —We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies,” as set forth in the our annual report on Form 20-F filed with the Commission on April 22, 2025.

Before investing in our Class A ordinary shares, you should carefully consider the risks and uncertainties described in this prospectus and as summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by Table of Contents reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

 Risk Factors Relating to our Business and Industry

●	We operate in a relatively new and rapidly evolving market and our competitive position and results of operations could be harmed if we do not compete effectively.

●	We are a relatively young company, and we may not be able to sustain our rapid growth, effectively manage our growth or implement our business strategies.

●	If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

●	We require a significant amount of capital to fund our research and development investments. If we cannot obtain sufficient capital on favorable terms or at all, or achieve expected returns on those capital expenditures, then our business, financial condition and prospects may be materially and adversely affected.

●	We cannot guarantee our monetization strategies will be successfully implemented or generate sustainable revenues and profit.

●	If existing or new customers are less willing to cooperate with us, our revenues and profits may be adversely affected.

●	If we fail to successfully compete with other advertising platforms, media companies, AR or traditional advertisement producers, our revenues and profits may be adversely affected.

●	If we fail to attract, retain and engage appropriately skilled personnel, including senior management and technology professionals, our business may be harmed.

●	Our products and software are highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm our reputation and our business.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our Class B ordinary shares may be materially and adversely affected.

●	Negative media coverage could adversely affect our business.

●	Future litigation could have a material and adverse impact on our business, financial condition and results of operations.

●	Our AR holographic business’s success depends on the interoperability of our products and services with next-generation AR hardware.

●	Our business depends on the market recognition of our brand, and if we are unable to maintain and enhance brand recognition, or promote or maintain our brand in a cost-effective manner, our business, financial conditions and results of operations may be materially and adversely affected.

●	If we are unable to collect our receivables or unbilled services, our results of operations, financial condition and cash flows could be adversely affected.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Our operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

●	Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

●	Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brands or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

●	Our services or solutions could infringe upon the intellectual property rights of others or we might lose our ability to utilize the intellectual property of others.

●	As our patents may expire and may not be extended, our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business operations, financial condition and results of operations.

●	We may not be able to protect our source code from copying if there is an unauthorized disclosure.

●	Our failure to protect our intellectual property rights may undermine our competitive position.

●	Future strategic alliances or acquisitions may have a material and adverse effect on our business, financial condition and results of operations.

●	We have limited business insurance coverage.

●	We have adopted an equity incentive plan and have granted share-based awards under our equity incentive plan, which will result in increased stock compensation expenses.

Risk Factors Relating to Our Corporate Structure

●	We are a Cayman Islands holding company with no equity ownership in our VIEs. We conduct our operations in China through our PRC subsidiaries and our VIEs with which we have maintained contractual arrangements and their subsidiaries in China. Investors thus are not purchasing the right to convert shares into direct equity interest in our operating entities in China but instead are purchasing the right to convert shares into equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, our VIEs, and investors of our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our Company as a whole.

●	Any failure by our VIEs or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

●	Our shareholders or the shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business.

●	We may lose the ability to use and enjoy assets held by our VIEs and their subsidiaries that are important to our business if our VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

●	Contractual arrangements we have entered into with our VIEs may be subject to scrutiny by the PRC tax authorities. A finding that we owe additional taxes could negatively affect our financial condition and the value of your investment.

●	If the chops of our PRC subsidiaries, our VIEs and their respective subsidiaries, are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

Risk Factors Relating to Doing Business in China

●	Adverse changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

●	A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	We are subject to extensive and evolving legal system in the PRC, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our Class B ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class B ordinary shares to significantly decline or be worthless.

●	Because substantially all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class B ordinary shares.

●	If we fail to obtain or maintain the required licenses and approvals or if we fail to comply with laws and regulations applicable to our industry, our business, financial condition and results of operations may be materially and adversely affected.

●	We may be materially and adversely affected by the complexity, uncertainties and changes in PRC regulation of the Internet industry and companies.

●	Our business generates and processes a large amount of data, and we are required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

●	We may be liable for improper use or appropriation of personal information provided directly or indirectly by our customers or end users.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	Implementation of labor laws and regulations in China may adversely affect our business and results of operations.

●	China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.0

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from out offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	Our PRC subsidiaries and VIEs are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements, conduct our business and to pay dividends to holders of our Class B ordinary shares.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

●	Our leased property interests may be defective and our right to lease the properties affected by such defects may be challenged, which could adversely affect our business.

Risk Factors Relating to an Investment in our Class B Ordinary Shares

●	The market price for our Class B ordinary shares have fluctuated and may be volatile.

●	The sale or availability for sale of substantial amounts of our Class B ordinary shares could adversely affect their market price.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

●	Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class B ordinary shares.

●	We are an emerging growth company and may take advantage of certain reduced reporting requirements.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	We are a “controlled company” within the meaning of the rules of the Nasdaq Stock Market and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	Our Chairman controls more than 50% of the total voting power of our outstanding ordinary shares and thus his interest may differ from other shareholders, as he is able to exert significant control over certain actions requiring a shareholder vote.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Class B ordinary shares.

Risks Related to This Offering

●	Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

●	Future sales of our Class B ordinary shares, whether by us or our shareholders, could cause our stock price to decline.

●	You may experience future dilution as a result of future equity offerings or other equity issuances.

●	The price of our Class B ordinary shares may be volatile or may decline, which may make it difficult for investors to resell shares of our Class B ordinary shares at prices they find attractive.

●	Volatility in our Class B ordinary shares price may subject us to securities litigation.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non- convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risk factors described below and in our 2024 Annual Report incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risk Factors Relating to This Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares or securities convertible into or exercisable for ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You may experience future dilution as a result of future equity offerings or other equity issuances.

This prospectus supplement relates to the offering of $40 million of convertible notes to certain Investors, which Investors may, from time to time, convert all or a portion of the outstanding balance to ordinary shares. Investors may convert debt into ordinary shares at a conversion price that is lower than our market price at the time of conversion. Any such conversion will increase the total number of our outstanding shares and have a dilutive effect. This may depress the market price of our ordinary shares. In addition, we may in the future issue additional ordinary shares or other securities convertible into or exchangeable for shares of our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

The price of our Class B ordinary shares may be volatile or may decline, which may make it difficult for investors to resell shares of our Class B ordinary shares at prices they find attractive.

The trading price of our Class B ordinary shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our Class B ordinary shares. Among the factors that could affect our stock price are:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	changes in the economic performance or market valuations of other microcredit companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	proposed or adopted regulatory changes or developments; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our ordinary shares may be volatile. In addition, the trading volume in our ordinary shares may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of ordinary shares and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Forward-Looking Statements.”

Accordingly, the ordinary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Volatility in our ordinary shares price may subject us to securities litigation.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$ 36,780,000, after deducting estimated offering expenses payable by us of approximately $20,000.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the timing and allocation of the net proceeds of this offering. In addition to this, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of December 31, 2024. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis as adjusted to give effect to the offering of original principal amount of $40,000,000 unsecured convertible promissory note and the issuance of the conversion shares pursuant to this prospectus supplement and the accompanying prospectus.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Actual	Pro forma as adjusted giving effect to this offering
Convertible debt	15,180,000	51,940,000
Total debt	15,180,000	51,940,000
Shareholders’ equity
Class A ordinary shares, USD 0.002 par value, 1,250,000 shares authorized, 1,005,779 shares issued and outstanding as of December 31, 2023 and December 31, 2024	1,822	1,822
Class B ordinary shares, USD 0.002 par value, 13,750,000 shares authorized, 8,815,026 shares issued and outstanding as of December 31, 2023 and December 31, 2024	16,371	16,371
Additional paid-in capital	255,475,950	255,475,950
Retained earnings	(120,153,066)	(120,153,066)
Statutory reserves	2,874,989	2,874,989
Accumulated other comprehensive income (loss)	783,450	783,450
Total shareholders’ equity	138,999,516	138,999,516

NONCONTROLLING INTERESTS	53,663,152	53,663,152

Total equity	192,662,668	192,662,668

Total liabilities and shareholders’ equity	299,421,256	336,181,256

PLAN OF DISTRIBUTION

The Notes are being directly offered to the Investors without a placement agent, underwriter, broker, or dealer. We negotiated the price for the securities offered in this offering directly with the Investors. We intend to enter into Convertible Note Purchase Agreements directly with the investors who agree to purchase the Notes and Class B ordinary shares issuable upon conversion of the Note. We are also registering our Class B ordinary shares issuable upon conversion of the Notes from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the issuance of the shares to the Investors.

We estimate the total offering expenses in this offering that will be payable by us will be $20,000, which include legal, accounting, and securities issuance costs. Our obligation to issue Class B ordinary shares issuable upon conversion of the Note is subject to the terms and conditions set forth in the Note and the Convertible Note Purchase Agreements. We do not intend to apply to list the Note on any securities exchange or to arrange for quotation on any automated dealer quotation system.

LEGAL MATTERS

The validity of the Class B ordinary shares and legal matters as to Cayman Islands law of this offering will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements of WiMi Hologram Cloud Inc. appearing in WiMi Hologram Cloud Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Onestop Assurance PAC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of ONESTOP ASSURANCE PAC is located at 10 Anson Road #06-15, International Plaza, Singapore 079903.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 22, 2025.

●	All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at WiMi Hologram which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus supplement.

PROSPECTUS

WiMi Hologram Cloud Inc.

Class B Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may, from time to time, in one or more offerings, offer and sell Class B ordinary shares, including Class B ordinary shares represented by American depositary shares, or ADSs, warrants, debt securities, preferred shares, subscription rights, units, or any combination thereof as described in this prospectus, having an aggregate offering price of up to US$300,000,000. Each of our ADS represents two Class B ordinary shares. Our warrants may be exercisable for Class B ordinary shares.

Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our ADSs are listed on the NASDAQ Global Market, or NASDAQ, under the symbol “WIMI.”

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common equity in any 12-month period so long as the aggregate market value of our outstanding common equity held by non-affiliates remains below $75,000,000.  On August 5, 2024, the highest closing price of our ADS during the last 60 days was $1.07 per ADS and the aggregate market value of our total outstanding common equity held by non-affiliates was approximately $72,030,761.83 based on 134,636,938 class B ordinary shares held by non-affiliates in the form of 67,318,469 ADSs. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. In addition, we are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Our Company—Implications of Being a Foreign Private Issuer and a Controlled Company.”

Investing in our ADSs involves risks. See “Risk Factors” beginning on page 10 of this prospectus and risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are a Cayman Islands holding company and conduct all of our operations through (i) our PRC operating subsidiaries, and (ii) Beijing WiMi Hologram Cloud (Or WiMi Beijing), a VIEs with which we have maintained contractual arrangements and their PRC and offshore subsidiaries. WiMi Hologram Cloud Inc. does not hold any equity interests in WiMi Beijing.

In addition, investors in our securities, including our ADSs, are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands holding company. We face various legal and operational risks and uncertainties associated with being based in or having our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas and foreign investment in China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may negatively impact our ability to conduct certain businesses, access foreign investments, or list on foreign stock exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in China.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Our current auditor, Onestop Assurance PAC, whom issued our audit reports for the each of the years ended in 2022 and 2023, and our predecessor auditor, Friedman LLP, whom issued our audit report for the year ended December 31, 2021,are independent registered public accounting firms that are respectively headquartered in Singapore and the United States, both of which are registered with and subject to inspection by the PCAOB. Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission determines that WiMi Hologram Cloud Inc has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditors were subject to this determination. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, we may be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission- Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — 3.D. Risk Factors-Risks Relating to Doing Business in the PRC-Our ADSs may be delisted and our ADSs and shares prohibited from trading under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate certain auditors.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and any underwriter or agent will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

In this prospectus, unless otherwise indicated or the context otherwise requires,

●	“ADSs” refers to American depositary shares, each of which represents two of our ordinary shares;

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for purposes of this prospectus only, Taiwan, Hong Kong and Macao;

●	“Renminbi” or “RMB” refers to the legal currency of China;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

●	“WiMi”, “we,” “us,” “our company”, “the Company” and “our” refer to WiMi Hologram Cloud Inc., its subsidiaries and its consolidated affiliated entities;

●	“VIYI” refers to VIYI Algorithm Inc., an exempted company incorporated in the Cayman Islands which we control.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 25, 2024, and our unaudited interim financial statements for the 6 months ended June 30, 2024 on Form 6-K furnished to the SEC on October 15, 2024;

●	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 000-232392), filed with the SEC on March 27, 2020, and any amendment or report filed for the purpose of updating such description;

●	Our current report on Form 6-K furnished to the SEC on September 29, 2023, December 13, 2022, and July 13, 2022;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 25, 2024 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

WiMi Hologram Cloud Inc.

Room#1508, 4th Building, Zhubang 2000 Business Center, No. 97, Balizhuang Xili,
Chaoyang District, Beijing
The People’s Republic of China, 100020
Tel: +86-10-5338-4913
Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that relate to our current expectations and views of future events. Our forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions, although not all forward-looking statement contain these words. Forward-looking statements include, but are not limited to, statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	our ability to retain, grow and engage our user base and expand our product offering;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition landscape in China’s holographic AR industry;

●	relevant government policies and regulations relating to our industry;

●	general economic, political, demographic and business conditions in China and globally; and

●	assumptions underlying or related to any of the foregoing.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the cautionary statements included in this prospectus and in “Item 3. Key Information—D. Risk Factors” section in our most recent annual report on Form 20-F incorporated by reference herein. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY

We commenced our commercial operations in May 2015 through Beijing WiMi Hologram Cloud Software Co., Ltd., or Beijing WiMi (previously under the name “WiMi Lightspeed Capital Investment Management (Beijing) Co., Ltd.”). In February 2016, Beijing WiMi formed a wholly-owned subsidiary, Micro Beauty Lightspeed Investment Management HK Limited in Hong Kong. In addition, Beijing WiMi acquired 100% equity interest in Shenzhen Yidian Internet Technology Co., Ltd, or Shenzhen Yidian on October 21, 2015, Shenzhen Yitian Hulian Internet Technology Co., Ltd., or Shenzhen Yitian on August 20, 2015 and Shenzhen Kuxuanyou Technology Co., Ltd., or Shenzhen Kuxuanyou on August 26, 2015.

We incorporated WiMi Cayman under the laws of the Cayman Islands as our offshore holding company in August 2018 to facilitate offshore financing. In September 2018, we established WiMi Hologram Cloud Limited, or WiMi HK, our wholly-owned Hong Kong subsidiary, and WiMi HK established a wholly-owned PRC subsidiary, Beijing Hologram WiMi Cloud Internet Technology Co., Ltd., or Hologram WiMi, which we also referred in this annual report as WiMi WFOE.

In April 2020, we completed our initial public offering in which we offered and sold an aggregate of 9,500,000 Class B ordinary shares in the form of 4,750,000 ADSs. The ADSs were sold at an offering price of US$5.50 per ADS generating gross proceeds of approximately US$26.125 million, and net proceeds of approximately US$24.2 million after deducting underwriting commission and other expenses.

On April 1, 2020, our ADSs began trading on the Nasdaq under the symbol “WIMI”. On July 27, 2020, we completed our follow-on public offering of 7,560,000 ADSs at the price of US$8.18 per ADS, resulting in net proceeds to us of approximately US$57.3 million, after deducting placement agent fees and other expenses.

WiMi HK set up joint venture companies, ICinit Limited and VIDA Semicon Co., Limited in June and August 2020, respectively. In August 2020, we established a wholly-owned subsidiary, Lixin Technology, in Hainan Province, China. In September 2020, we established our then wholly-owned subsidiary, VIYI, in Cayman Islands. As of September 27, 2020, VIYI entered into an acquisition framework agreement with FE-DA Electronics Company Private Limited, or FE-DA, and its original shareholder, to acquire the entire equity interests of FE-DA for a total consideration of US$35 million, which shall be paid in several installments, subject to the fulfilment of certain performance conditions by FE-DA. The acquisition framework agreement was subsequently amended and supplemented on September 28, 2020 pursuant to which the original shareholder of FE-DA has undertaken certain performance guarantees of FE-DA’s net profits, and VIYI is entitled to seek refund from the original shareholder of FE-DA. VIYI paid US$ 15 million on November 27, 2020 and the remaining payments for this acquisition are expected to be made in three installments during the next three years, subject to the fulfilment of certain performance conditions by FE-DA. The first payment of US$ 6 million is due on March 31, 2022 if the net income of FE-DA for the year of 2021 is at least US$ 3 million; the second payment of US$ 6 million is due on March 31, 2023 if the net income of FE-DA for the year of 2022 is at least US$ 6 million; and the third payment of US$ 8 million is due on March 31, 2024 if the net income of FE-DA for the year of 2023 is at least US$ 9 million. If FE-DA is unable to meet the performance target in any year, the Company is entitled to a refund of consideration that is twice of the difference between FE-DA’s actual net profits and the guaranteed net profits. On March 26, 2021, FE-DA and VIYI entered into a second amended agreement to amend the terms of the payment for the three installments so that all payments will be settled on March 31, 2024. FE-DA is a provider of Internet of Things solutions based in Singapore, and primarily engages in the central processing algorithm integrated circuit (“CPA-IC”) solution business in Southeast Asia.

On April 6, 2023, VIYI’s board approved the equity transfer agreement between VIYI and LIM TZEA, to transfer 100% equity interest of Fe-da Electronics Co., Ltd and its subsidiaries Wisdom Lab Inc., EXCEL Technology Co., Ltd. and recognized RMB 17,801,786 (USD 2,526,259) of loss from the transfer. Since the disposal did not represent any strategic change of the Company’s operation, the disposal was not presented as discontinued operations.

On November 15, 2020, we entered into an equity transfer agreement with Bofeng Investment Limited and Bravo Great Enterprises Limited, pursuant to which we transferred 4.0% and 6.0% of the issued share capital of VIYI to Bofeng Investment Limited and Bravo Great Enterprises Limited, respectively, for a total consideration of US$10.0 million. On December 7, 2020, we entered into an equity transfer agreement with Universal Winnings Holding Limited, pursuant to which we transferred 3.5% of the issued share capital of VIYI to Universal Winnings Holding Limited for a consideration of US$3.5 million.

On March 25, 2021, we completed our second follow-on public offering in which we offered and sold an aggregate of 11,173,335 units, each unit consists of one ADS and four-tenths of a warrant to purchase one ADS at an exercise price of US$8.60 per ADS. The units were sold at an offering price of US$7.50 per unit and generated gross proceeds of approximately US$83.8 million, and net proceeds of approximately US$77.8 million after deducting placement agent fees and other expenses.

In March 2021, we changed the name of VIYI from VIYI Technology Inc. to VIYI Algorithm Inc. On March 25, 2021, Bofeng Investment Limited and Bravo Great Enterprises Limited transferred their respective shareholdings in VIYI to MIDI Capital Markets LLC and Guosheng Holdings Limited.

Due to restrictions imposed by PRC laws and regulations on foreign ownership of companies that engage in internet and other related business, Hologram WiMi later entered into a series of contractual arrangements with Beijing WiMi. On December 18, 2020, for the purpose of internal restructuring and under the continuous control of Hologram WiMi, the then shareholders of Beijing WiMi, transferred all of their respective equity interests in Beijing WiMi to Ms. Yadong Sun and Ms. Zhaohua Yao, the nominee shareholders of Beijing WiMi. On the same day, Ms. Yadong Sun and Ms. Zhaohua Yao, Beijing WiMi, and Hologram WiMi entered into a series of contractual agreements that allow us to exert effective control over our Beijing WiMi and its subsidiaries. On December 24, 2020, Shenzhen Weiyixin Technology Co., Ltd., or Shenzhen Weiyixin, a wholly-owned subsidiary of VIYI, also entered into a series of contractual agreements with Shenzhen Yitian, and its shareholders, which allow us to exert effective control over Shenzhen Yitian. We depend on these contractual arrangements with Beijing WiMi and Shenzhen Yitian, or our VIEs, in which we have no ownership interests, and their shareholders to conduct most aspects of our operations. We have relied and expect to continue to rely on these contractual arrangements to conduct our business in China.

Due to the business strategy adjustment, Shenzhen Yitian and its subsidiaries no longer operate their business involving foreign investment restrictions since March 1, 2022, therefore, VIYI can own direct equity interest in Shenzhen Yitian and its subsidiaries. VIYI voluntarily terminated the agreements under the VIE structure with Shenzhen Yitian, and VIYI’s WFOE Shenzhen Weiyixin Technology Co., Ltd. (“Shenzhen Weiyixin” or “VIYI WFOE”) achieved 100% equity control of Shenzhen Yitian and its subsidiaries on April 1, 2022. For more details, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with the VIE and Their Respective Shareholders”. The shareholders of our VIE may have potential conflicts of interest with us. See “Item 3.D. Risk Factors — Risks Related to Our Corporate Structure — Our shareholders or the shareholders of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our business” for details.

On June 10, 2021, our wholly-owned subsidiary, VIYI Algorithm Inc., or VIYI, entered into a definitive merger agreement with Venus Acquisition Corporation, a Cayman Islands exempted company and a publicly traded special purpose acquisition corporation. Pursuant to the Merger Agreement, a newly created merger subsidiary of Venus will be merged with and into VIYI with VIYI being the surviving entity and becoming Venus’ wholly owned subsidiary. The proposed merger completed on December 9, 2022, Venus has changed its name to MicroAlgo Inc. and continue as a Cayman Islands exempted company. As of the date of this prospectus, WiMi remains the controlling shareholder of MicroAlgo Inc.

On July 6, 2021, we completed the shelf registration of Class B ordinary shares, including Class B ordinary shares represented by ADSs, warrants, preferred shares, subscription rights, units, or any combination for an aggregate offering price of up to US$ 500,000,000. We plan to use the net proceeds for (i) operating expenses and the research and development of the application of holographic AR technologies in the semiconductor industry, (ii) strategic acquisitions and investments in complementary business, and (iii) other general corporate purposes, including working capital, operating expenses, and capital expenditures.

On July 1, 2021, Weidong Technology Co., Ltd.(“Weidong”), a subsidiary of MicroAlgo Inc., acquired 99% interest of Shanghai Guoyu Information Technologies Co., Ltd (“Shanghai Guoyu”), the remaining 1% of Shanghai Guoyu is acquired by Shenzhen Yiyou Online Technology Co., Ltd.(“YY Online”). On July 14, 2021, Weidong transferred its 100% equity interest of Korgas Weidong to Shanghai Guoyu. On March 27, 2023, Weidong established a fully owned subsidiary Shenzhen Weidong Technology Co., Ltd. (“SZ Weidong”) in Shenzhen. On May 17, 2023, YY Online transferred 1% equity of Shanghai Guoyu to SZ Weidong.

On April 15, 2021, VIYI Ltd formed a 55% owned subsidiary Viwo Technology Limited (“Viwo Technology”), a Hong Kong limited company. On July 19, 2021, Viwo Technology established a fully owned subsidiary Shenzhen Viwotong Technology Co., Ltd. (“Viwotong Tech”) in Shenzhen to support its operations. In November 2021, Viwotong Tech acquired 100% equity interests of Guangzhou Tapuyu Internet Technology Co., Ltd. (“Tapuyu”). In December 2022, Viwotong Tech acquired 100% equity of Beijing Younike Information Technology Co., Ltd. (“Younike”).

On June 5, 2023 VIYI Technology Ltd established a fully owned subsidiary CDDI Capital Ltd (“CDDI”) in British Virgin Islands. On June 27, 2023, CDDI formed a 55% owned subsidiary VIWO Technology Inc.(“VIWO Cayman”) in Cayman. On July 31, 2023, VIYI Technology Ltd transferred its equity of Viwo Technology to VIWO Cayman. On December 20, 2023, VIWO Cayman established a fully owned subsidiary VIWO Technology (HK) Limited (“VIWO HK”) in Hong Kong. On January 23, 2024, VIWO Technology (HK) Limited established a wholly-owned subsidiary, Beijing Viwotong Technology Co., Ltd.(“Beijing Viwotong”). In February 2024, Shenzhen Viwotong transferred 100% equity of Tapuyu and Younike to Beijing Viwotong.

Below is a diagram of WiMi’s organizational structure. Please note the shareholders of WiMi Beijing may have potential conflicts of interest with us. See “Item 3.D. Risk Factors—Risks Related to Our Corporate Structure—Our shareholders or the shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business” in our most recent annual report on Form 20-F incorporated by reference herein for details.

PRC Permissions and Approvals

We conduct a majority of our operations in China, and as of the date of this prospectus, we have obtained all requisite permissions and approvals that are material to our operations in China. However, there can be no assurance that we will be able to maintain such permissions and approvals in the future. In addition, laws and regulations in China may change quickly with little advance notice, and the Chinese government may intervene or influence our operations in China at any time. As a result, we may be required to obtain additional permissions and approvals in the future. There can be no assurance that such permissions and approvals can be obtained in a timely manner, or at all, and our business, results of operations and financial condition could be materially and adversely affected.

In particular, on February 17, 2023, the China Securities Regulatory Commission, or the CSRC, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. The Trial Measures will apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the mainland of China and valued on the basis of interests in PRC domestic companies, or indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, total profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the mainland of China; its principal places of business are located in the mainland of China; or the majority of the senior management members in charge of operation and management are citizens of the mainland of China or domiciled in the mainland of China.

The Trial Measures requires filings with the CSRC within three business days after the submission of an initial public offering or listing application overseas, or three business days after the completion of a follow-on offering in the same overseas market. If a company that should have been subject to the Trial Measures (i) has completed overseas offering and listing prior to the effectiveness of the Trial Measures; or (ii) (a) has its registration statement declared effective by the SEC prior to the effectiveness of the Trial Measures, and (b) while it is not necessary to fulfill any other regulatory procedures requested by the overseas regulators or overseas stock exchanges, will further complete its overseas offering and listing by September 30, 2023, such company is not required to file for such offering immediately, but should file as required if it is involved in follow-on offerings and other matters that require filing.

Cash and Asset Flows through Our Organization

WIMI is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries and VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, WIMI’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by the VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WIMI. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Holding Company Structure.”

The VIEs may transfer cash to the relevant WFOE by paying service fees according to the exclusive business cooperation agreement or exclusive technology development, consultancy and services agreements.

Under PRC laws and regulations, our PRC subsidiaries and the VIEs and their subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or the SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of the VIEs in which we have no legal ownership. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in China—We principally rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to make payments to us could materially and adversely affect our ability to conduct our business or financial condition.”

Under PRC laws, WIMI may fund its PRC subsidiaries only through capital contributions or loans, and fund the VIEs or their subsidiaries only through loans, subject to satisfaction of applicable government registration and approval requirements.

WIMI has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Dividend Policy.” For PRC and United States federal income tax considerations of an investment in our ADSs, see “Item 10. Additional Information—E. Taxation.” in our annual report on 20-F for the year ended 2023.

We are permitted under PRC laws and regulations as an offshore holding company to provide fundings to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the record-filing and registration with government authorities and limit on the amount of loans. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to the wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. If we provide fundings to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and our registered capital. Such loans must also be registered with SAFE (as defined herein) or their local branches. For more detailed information and risks associated with a transfer of funds by the Company to our PRC subsidiaries in the form of a loan or capital injection, please refer to our Annual Report on 20-F in the section “Risk Factors — Risk Factors Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

Summary of Risk Factors

Set forth below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Relating to Our Business and Industry

●	We operate in a relatively new and rapidly evolving market and our competitive position and results of operations could be harmed if we do not compete effectively.

●	We are a relatively young company, and we may not be able to sustain our rapid growth, effectively manage our growth or implement our business strategies.

●	If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

●	We incurred net loss in the last three years, and we may not be able to maintain profitability in the future.

●	We require a significant amount of capital to fund our research and development investments. If we cannot obtain sufficient capital on favorable terms or at all, or achieve expected returns on those capital expenditures, then our business, financial condition and prospects may be materially and adversely affected.

●	We cannot guarantee our monetization strategies will be successfully implemented or generate sustainable revenues and profit.

●	If existing or new customers are less willing to cooperate with us, our revenues and profits may be adversely affected.

●	If we fail to successfully compete with other advertising platforms, media companies, AR or traditional advertisement producers, our revenues and profits may be adversely affected.

●	If we fail to attract, retain and engage appropriately skilled personnel, including senior management and technology professionals, our business may be harmed.

●	Our products and software are highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm our reputation and our business.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our ADSs may be materially and adversely affected.

●	Negative media coverage could adversely affect our business.

●	Future litigation could have a material and adverse impact on our business, financial condition and results of operations.

●	Our AR holographic business’s success depends on the interoperability of our products and services with next-generation AR hardware.

●	Our business depends on the market recognition of our brand, and if we are unable to maintain and enhance brand recognition, or promote or maintain our brand in a cost-effective manner, our business, financial conditions and results of operations may be materially and adversely affected.

●	If we are unable to collect our receivables or unbilled services, our results of operations, financial condition and cash flows could be adversely affected.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Our operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

●	Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

●	Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brands or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

●	Our services or solutions could infringe upon the intellectual property rights of others or we might lose our ability to utilize the intellectual property of others.

●	As our patents may expire and may not be extended, our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business operations, financial condition and results of operations.

●	We may not be able to protect our source code from copying if there is an unauthorized disclosure.

●	Our failure to protect our intellectual property rights may undermine our competitive position.

●	Future strategic alliances or acquisitions may have a material and adverse effect on our business, financial condition and results of operations.

●	We have limited business insurance coverage.

●	We have adopted an equity incentive plan and have granted share-based awards under our equity incentive plan, which will result in increased stock compensation expenses.

Risks Relating to Our Corporate Structure

●	We are a Cayman Islands holding company with no equity ownership in our VIEs. We conduct our operations in China through our PRC subsidiaries and our VIEs with which we have maintained contractual arrangements and their subsidiaries in China. Investors thus are not purchasing the right to convert shares into direct equity interest in our operating entities in China but instead are purchasing the right to convert shares into equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, our VIEs, and investors of our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our Company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item D. Risk Factors — Risks Relating to Our Corporate Structure.”

●	Any failure by our VIEs or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

●	Our shareholders or the shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business.

Risks Relating to Doing Business in China

●	The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline.

For more details, see “Item D. Risk Factors — Risks Relating to Doing Business in China — Because substantially all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ADSs.”

●	Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.”

●	Our ADSs may be delisted and our ADSs and shares prohibited from trading under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate certain auditors.

●	We are subject to extensive and evolving legal system in the PRC, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our ADSs to significantly decline or be worthless.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

For more details, see “Item D. Risk Factors — Risks Relating to Doing Business in China” in our Annual Report on Form 20-F for the year ended 2023.

Risks Relating to the ADSs

●	The market price for our ADSs have fluctuated and may be volatile.

●	The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

Implications of being a Foreign Private Issuer and a Controlled Company

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We are a “controlled company” as defined under the Nasdaq Stock Market corporate governance rules. For so long as we remain a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

CORPORATE INFORMATION

Our corporate headquarters is located at Room#1508, 4th Building, Zhubang 2000 Business Center, No. 97, Balizhuang Xili, Chaoyang District, Beijing, The People’s Republic of China, 100020N. Our telephone number at this address is +86-10-5338-4913. Our registered office in the Cayman Islands is located at the office of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into (i) 25,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 200,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 275,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the memorandum and articles of association of the Company.

As of the date of this prospectus, there are 20,115,570  Class A ordinary shares, 176,300,513 Class B ordinary shares issued and outstanding.

Our Second Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our second amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue share to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

We have a dual-class voting structure which has been approved by our board of directors and the existing shareholders of the company in connection with their consideration and approval of our second amended and restated memorandum and articles of association. We believe that adopting a dual-class voting structure would enable us to create greater and more sustainable long-term value for our shareholders as it allows us to (i) strengthen our relationship with our long-term shareholders; (ii) obtain greater flexibility in exploring future equity and other financing options as well as potential M&A opportunities; and (iii) protect us from potentially disruptive takeovers.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our second amended and restated memorandum and articles of association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Our second amended and restated memorandum and articles of association provides that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class B ordinary share shall be entitled to one vote on all matters subject to a vote at general meetings of the shareholders, and each Class A ordinary share shall be entitled to 10 votes on all matters subject to a vote at general meetings of the shareholders. Voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders holding shares which carry in aggregate a majority of all votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second memorandum and articles of association provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our board of directors. We, however, will hold an annual shareholders’ meeting for each fiscal year, beginning from 2020, as required by the Listing Rules of the Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman of the board or upon a requisition of shareholders holding at the date of deposit of the requisition a majority of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case our board of directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our second amended and restated memorandum and articles of association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our second amended and restated articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our second amended and restated memorandum and articles of association.

Transfer of Ordinary Shares. Subject to the restrictions in our second amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of its, his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof.

If our board of directors refuses to register a transfer it shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Nasdaq rules, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On a return of capital on winding up, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them, as nearly as may be.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by our shareholders by ordinary resolution, or are otherwise authorized by our second amended and restated memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if we have commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class), may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class with the sanction of a resolution passed at a separate meeting of the holders of two-thirds of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and any special resolutions of our shareholders).

Issuance of Additional Shares. Our second amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares, to the extent authorized but unissued, from time to time as our board of directors shall determine.

Our second amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preferred Shares

Our second amended and restated memorandum of association authorizes us to issue (i) 25,000,000 Class A ordinary shares of par value US$0.0001 each; (ii) 200,000,000 Class B ordinary shares of par value US$0.0001 each; and (iii) 275,000,000 shares of par value US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our second amended and restated memorandum and articles of association. Subject to the Companies Act, our directors may, in their absolute discretion and without the approval of the shareholders, issue from time to time, out of the authorized but unissued share capital of the company, series of preferred shares, provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine the terms and rights of that series with respect to any series of preferred shares.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of Class B ordinary shares by us to the depositary or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective names.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of its, his or her shares (which, if not agreed between the parties, will be determined by a Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which it, he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the ground that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, a Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of a company to challenge actions where:

●	the company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provides that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such directors or officers in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction is fair to the corporation and its shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: (i) a duty to act bona fide in the best interests of the company; (ii) a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so); (iii) a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party; and (iv) a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company also owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our second amended and restated articles of association provides that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated articles of association allows any one or more of our shareholders who together hold shares which carry in aggregate a majority of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the proposals so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director nominee, which increases the shareholder’s voting power with respect to electing such director nominee. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our second amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated articles of association, directors may be removed by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to our company; (iv) is prohibited by law from being a director; or (v) is removed from office pursuant to any other provisions of our second amended and restated memorandum articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for a Delaware corporation in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the corporation’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. A court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our second amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any class may be materially adversely varied with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights of our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

Shareholder Agreement

On October 26, 2018, holders of all our Series A preferred stock and Class B ordinary shares issued and outstanding prior to our initial public offering, or our initial shareholders, entered into a shareholder agreement. Among other things, the shareholder agreement provides that holders of our Series A preferred shares and any Class B ordinary shares issued upon conversion of any Series A preferred shares have the rights to require us to register a sale of our securities held by them pursuant to the shareholders agreement. At any time after the earlier of (i) January 1, 2020 or (ii) one year following the effective date of the registration statement of which the prospectus for our initial public offering forms a part, holders of 50% of more of such securities may make up to two demands that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, our initial shareholders are entitled to a right of participation to purchase a pro rata share of any new securities offered by us. If Jie Zhao proposes to sell any of our equity securities held by him, holder of our Series A preferred shares have a right of first refusal to purchase such equity securities.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

In October 2018, we issued a total of 20,115,570 Class A ordinary shares to our largest shareholder for an aggregate consideration of approximately US$2,011.56 and issued a total of 79,884,430 Class B ordinary shares to our initial shareholders for an aggregate consideration of approximately US$7,988.44, in each case under Regulation S under the Securities Act of 1933.

In November 2018, we issued a total of 8,611,133 Series A preferred shares to two investors for an aggregate consideration of approximately US$20,000,000, in each case under Regulation S under the Securities Act of 1933.

In December 2018, we issued a total of 29,202,200 Class B ordinary shares to our investors for an aggregate consideration of approximately US$2,920.22, in each case under Regulation S under the Securities Act of 1933.

In April 2020, at the closing of our initial public offering, we issued and sold a total of 9,500,000 Class B ordinary shares in the form of 4,750,000 ADSs at the public offering price of US$5.50 per ADS.

In May 2020, we issued and sold an additional 338,280 Class B ordinary shares in the form of 169,140 ADSs at the public offering price of US$5.50 per ADS, in connection with the underwriters’ partial exercise of their option to purchase additional ADSs.

In July 2020, at the closing of our follow-on public offering, we issued and sold a total of 15,120,000 Class B ordinary shares in the form of 7,560,000 ADSs at the public offering price of US$8.18 per ADS.

On March 25, 2021, we issued and sold an aggregate of 11,173,335 units at a purchase price of US$7.50 per unit to certain institutional investors. Each unit consists of one ADS, each representing two Class B ordinary shares, and 0.4 warrant to purchase one ADS at an exercise price of US$8.60 per ADS, subject to adjustment. The warrants will be exercisable immediately after the date of issuance and will expire two years after the date of issuance.

On May 10 and May 20, 2021, we issued 8,938,670 and 4,344,444 Class B ordinary shares to JPMorgan, respectively.

Incentive Shares

We have granted awards to our employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation — Share Incentive Plan” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number of shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you are an ADR holder and hold your ADSs directly. If you have a beneficial ownership interest in ADSs but hold the ADSs through your broker or financial institution nominee, you are a beneficial owner of ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. If you are a beneficial owner, you will only be able to exercise any right or receive any benefit under the deposit agreement solely through the ADR holder which holds the ADR(s) evidencing the ADSs owned by you, and the arrangements between you and such ADR holder may affect your ability to exercise any rights you may have. For all purposes under the deposit agreement, an ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADR(s) registered in such ADR holder’s name. The depositary’s only notification obligations under the deposit agreement shall be to the ADR holders, and notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders and beneficial owners from time to time of ADRs issued under the deposit agreement. The obligations of our company, the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder or a beneficial owner of ADSs, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

We have appointed JPMorgan as depositary bank pursuant to a deposit agreement. The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan, as depositary for the benefit of ADR holders or in such other name as the depositary shall direct.

The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary for the benefit of ADR holders, to the extent not prohibited by law. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and an ADR holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities,

●	to give instructions for the exercise of voting rights,

●	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

●	to receive any notice or to act or be obligated in respect of other matters, all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Cayman Island law, be entitled to instruct the depositary to exercise the voting rights, if any, pertaining to the shares underlying such ADR holder’s ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Each ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of ADSs registered in such ADR holder’s name. Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the shares represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing our shares.

ADR holders and beneficial owners of ADSs are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the ADR holders a notice that provides such ADR holders with, or otherwise publicizes to such ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that ADR holders and beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from ADR holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by ADR holders.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders and beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

●	a fee of up to U.S.$0.05 per ADS held upon which any cash distribution made pursuant to the deposit agreement;

●	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;

●	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

●	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on us, the depositary, ADR holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the depositary on ADR.com. We and by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will each be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreement.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. ADR holders will receive prior notice of the increase in any such fees and charges. The right of the depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to ADR holders. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the applicable ADR holder to the depositary and by holding or having held an ADR or any ADSs, the ADR holder and all beneficial owners of such ADSs, and all prior registered holders of such ADRs and prior beneficial owners of such ADSs, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior ADR holder and beneficial owner of ADSs, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant ADRs from any one or more such current or prior ADR holder or beneficial owner of ADSs, as determined by the depositary in its sole discretion, without any obligation to seek payment from any other current or prior ADR holder or beneficial owner of ADSs. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to ADR holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

●	amend the form of ADR;

●	distribute additional or amended ADRs;

●	distribute cash, securities or other property it has received in connection with such actions;

●	sell any securities or property received and distribute the proceeds as cash; or

●	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and the beneficial owner of the corresponding ADSs are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners of ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary herein, the depositary may terminate the deposit agreement without notifying us, but subject to giving 30 days’ notice to the ADR holders and a courtesy notice to us, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, the depositary shall (a) instruct its custodian to deliver all shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each ADR holder a share certificate representing the shares represented by the ADSs reflected on the ADR register maintained by the depositary in such ADR holder’s name and to deliver such share certificate to the ADR holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and beneficial owners of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and each of our and the depositary’s respective agents, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable to ADR holders or beneficial owners of ADSs if:

●	any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

●	it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

●	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, our company; or

●	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs. Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners of ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any ADR holder or beneficial owner of ADSs to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide ADR holders or beneficial owners of ADSs, or any of them, with any information about the tax status of our company. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by ADR holders or beneficial owners of ADSs on account of their ownership or disposition of the ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the depositary is required to grant a discretionary proxy pursuant to the deposit agreement, or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to ADR holders or beneficial owners of ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders and beneficial owners of ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

 Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners of ADSs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of ADSs evidenced by the ADRs registered in such ADR holder’s name) to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of ADSs as a holder of shares and, by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. ADR holders may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each ADR holder and each beneficial owner of ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Each ADR holder and beneficial owner of ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about our company, the ADR holders, the beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the ADR holders or beneficial owners of ADSs may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary, and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADR holders’ ADRs.

Governing Law and Consent to Jurisdiction

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

Subject to the depositary’s rights described below to refer matters to arbitration, by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Notwithstanding the foregoing, the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs) in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States, or, by having such disputes referred to and finally resolved by an arbitration either in New York, New York or in Hong Kong, subject to certain exceptions solely related to the aspects of such claims that are related to U.S. securities law, in which case the resolution of such aspects may, at the option of such ADR holder and/or beneficial owner of ADSs, remain in state or federal court in New York, New York. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

Jury Trial Waiver

The deposit agreement provides that, to the fullest extent permitted by applicable law, each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner and/or holder of interests in ADSs) irrevocably waives, to the fullest extent permitted by applicable law, the right to a jury trial in any suit, action or proceeding against us or the depositary directly or indirectly arising out of or relating to our shares or other deposited securities, the ADSs, the ADRs, the deposit agreement, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any suit, action or proceeding under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any ADR holder or beneficial owner of ADSs of our or the depositary’s compliance with the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares. Warrants may be offered independently or together with ordinary shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Guangdong Chong Li Law Firm, our PRC legal counsel, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Guangdong Chong Li Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or our ordinary shares.

LEGAL MATTERS

The validity of the Class B ordinary shares represented by the ADSs and other securities offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP.

EXPERTS

The consolidated financial statements of WiMi Hologram Cloud Inc. as of December 31, 2022 and 2023 and for each of the two years in the period ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated by reference in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The office of Onestop Assurance PAC is 10 Anson Road #06-15, International Plaza, Singapore 079903.

The consolidated financial statements of WiMi Hologram Cloud Inc. for the year ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated by reference in reliance on the report of Friedman LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The registered business address of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.